UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

UNIVERSAL MOVERS CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	33-1229787
(State of Incorporation)	(I.R.S. Employer Identification No.)

Suite 34 - 67-68 Hatton Garden London, United Kingdom	EC1N 8JY
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: No. 333-191904

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK, PAR VALUE $0.001 PER SHARE

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock of the Registrant is set forth under the caption “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-191904) as filed with the Securities and Exchange Commission on October 25, 2013 and as amended, and including any form of prospectus therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is herein incorporated by reference.

Item 2. Exhibits.

Exhibit No.	Description

3.1	Articles of Incorporation*

3.2	Bylaws*

*	As filed in the Registrant’s Registration Statement on Form S-1 (File No. 333-191904) on October 25, 2013.

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SIGNATURES

In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIVERSAL MOVERS CORPORATION
(Registrant)

Date: March 12, 2014	By:	/s/ Shahzad Ahmed
	Name:	Shahzad Ahmed
	Title:	President and Chief Executive Officer (and principal accounting officer and principal financial officer)

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